                         NOTICE OF GUARANTEED DELIVERY

                                      FOR

                TENDER OF ALL OUTSTANDING SHARES OF COMMON STOCK
           (INCLUDING THE ASSOCIATED PREFERRED SHARE PURCHASE RIGHTS)

                                       OF

                             ACNIELSEN CORPORATION
                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

     This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) (i) if certificates ("Share Certificates") evidencing shares of common stock, par value $.01 per share, including the associated preferred share purchase rights (the "Shares"), of ACNielsen Corporation, a Delaware corporation (the "Company"), are not immediately available, (ii) if Share Certificates and all other required documents cannot be delivered to Citibank, N.A., as Depositary (the "Depositary"), prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase) or (iii) if the procedure for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or mail or transmitted by telegram, telex or facsimile transmission to the Depositary. See Section 3 of the Offer to Purchase.

                        The Depositary for the Offer is:

                                 CITIBANK, N.A.

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
      By Overnight Courier:         By Registered or Certified Mail:               By Hand:
          Citibank, N.A.                     Citibank, N.A.                     Citibank, N.A.
   Corporate Actions Department       Corporate Actions Department       c/o Securities Transfer and
       46 Campanelli Drive                  P.O. Box 842011                Reporting Services, Inc.
       Braintree, MA 02184               Boston, MA 02284-2011           100 William Street-Galleria
          Re: ACNielsen                                                    New York, New York 10038
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                                 By Facsimile:
                        (For Eligible Institutions Only)
                                 (781) 575-4826
                                       or
                                 (781) 575-4827

              Confirmation Receipt of Facsimile by Telephone Only:
                                 (781) 575-4816

     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

     This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentleman:

     The undersigned hereby tenders to Artist Acquisition, Inc., a Delaware corporation and a wholly owned subsidiary of VNU N.V., a corporation organized under the laws of the Netherlands, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated December 22, 2000 (the "Offer to Purchase"), and the related Letter of Transmittal (which, together with the Offer to Purchase and any amendments or supplements hereto and thereto, collectively constitute the "Offer"), receipt of each of which is hereby acknowledged, the number of Shares specified below pursuant to the guaranteed delivery procedure described in Section 3 of the Offer to Purchase.

          ------------------------------------------------------------

   Number of Shares:

          ------------------------------------------------------------

   Certificate No(s). (If Available):

          ------------------------------------------------------------

          ------------------------------------------------------------

          ------------------------------------------------------------

   Check box if Shares will be delivered by book-entry transfer:

   [ ] The Depository Trust Company

   Account

   No.:
   -------------------------------------------------------

   Date:
   -------------------------------

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          ------------------------------------------------------------

   Name(s) of Holders:

          ------------------------------------------------------------

          ------------------------------------------------------------

          ------------------------------------------------------------
                             (PLEASE TYPE OR PRINT)

          ------------------------------------------------------------

          ------------------------------------------------------------
   ADDRESS:

          ------------------------------------------------------------
   ZIP CODE:

          ------------------------------------------------------------
   AREA CODE AND TELEPHONE NO.:

          ------------------------------------------------------------

          ------------------------------------------------------------

          ------------------------------------------------------------
   SIGNATURE(S) OF HOLDER(S):

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                                        2

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a firm which is a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or which is a commercial bank or trust company having an office or correspondent in the United States, guarantees to deliver to the Depositary, Share Certificates evidencing the Shares tendered hereby, in proper form for transfer, or confirmation of book-entry transfer of such Shares into the Depositary's account at The Depository Trust Company, with delivery of a Letter of Transmittal properly completed and duly executed, and any other required documents, all within three New York Stock Exchange trading days of the date hereof.

     The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and Share Certificates to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

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

--------------------------------------------------------       --------------------------------------------------------
NAME OF FIRM                                                   TITLE

--------------------------------------------------------       --------------------------------------------------------
AUTHORIZED SIGNATURE                                           ADDRESS                        ZIP CODE

NAME: -------------------------------------------------        --------------------------------------------------------
                  PLEASE TYPE OR PRINT                         AREA CODE AND TELEPHONE NO.
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                   DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE.

          SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

                                                        Dated: -----------------

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